Exhibit 99.1

Arcturus UAV, Inc. Financial Statements December 31, 2020

Arcturus UAV, Inc.

Table of Contents

December 31, 2020

Independent Auditors’ Report

To the Board of Directors of
Arcturus UAV, Inc.

We have audited the accompanying financial statements of Arcturus UAV, Inc., which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arcturus UAV, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 12 to the financial statements, in February 2021, the stockholders of the Company sold all of the outstanding stock of the Company. Our opinion is not modified with respect to this matter.

Melville, New York

March 31, 2021, except for Note 13 to the financial statements, as to which the date is April 30, 2021

Arcturus UAV, Inc.

Balance Sheet

December 31, 2020

2020

Assets

Current Assets
Cash and cash equivalents	$7,243,325
Accounts receivable	13,424,043
Inventories, net	15,478,714
Prepaid and other current assets	2,010,798
Prepaid income taxes	1,365,232

Total current assets	39,522,112

Property and Equipment, Net	29,048,891

Other Assets	1,150,267

Total assets	$69,721,270

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$6,351,309
Accrued expenses	3,769,935
Current portion of long-term debt	329,153
Deferred revenue	1,641,981

Total current liabilities	12,092,378

Long-Term Liabilities
Long-term debt, net of current portion	3,594,549
Deferred income taxes	1,288,463
Restricted stock units liability (Note 8)	15,740,594
Other long-term liabilities	894,541

Total long-term liabilities	21,518,147

Total liabilities	33,610,525

Stockholders' Equity
Common stock (no par value, 100,000 shares authorized, issued, and outstanding)	—
Additional paid-in capital	3,952,766
Retained earnings	32,157,979

Total stockholders' equity	36,110,745

Total liabilities and stockholders' equity	$69,721,270

See notes to financial statements

Arcturus UAV, Inc.

Statement of Operations

Year Ended December 31, 2020

2020

Revenue:	21,851,989
Product sales	75,065,148
Contract services	96,917,137

Cost of Sales
Product expenses	13,701,782
Contract services expenses	47,609,224
61,311,006

Gross profit
Products	8,150,207
Contract services	27,455,924
35,606,131

Expenses
Research and development	679,505
Selling, general and administrative	27,700,279

Total operating expenses	28,379,784

Operating income	7,226,347

Other Income (Expense)
Interest income	29,724
Interest expense	(288,836)
Other expense	(262,840)

Total other expense, net	(521,952)

Income before provision for income taxes	6,704,395

Provision for Income Taxes	1,418,938

Net income	$5,285,457

See notes to financial statements

Arcturus UAV, Inc.

Statement of Changes in Stockholders’ Equity

Year Ended December 31, 2020

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, January 1, 2020	100,000	—	3,952,766	26,872,522	30,825,288

Net income	—	—	—	5,285,457	5,285,457

Balance, December 31, 2020	100,000	$—	$3,952,766	$32,157,979	$36,110,745

See notes to financial statements

Arcturus UAV, Inc.

Statement of Cash Flows

Year Ended December 31, 2020

2020

Cash Flows From Operating Activities
Net income	$5,285,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,873,648
Bad debt expense	319,621
Accrued interest	39,962
Amortization of deferred financing costs	102,075
Change to inventory obsolescence reserve	(277,248)
Deferred rent	684,962
Deferred income taxes	(3,245,107)
Restricted stock units expense	15,740,594
Loss on disposal of fixed assets	3,231,770
Changes in operating assets and liabilities:
Accounts receivable	(6,326,571)
Inventories	1,866,439
Prepaid expenses and other current assets	(487,044)
Other assets	(23,529)
Accounts payable	3,181,028
Accrued expenses	2,540,441
Income taxes	(6,686,661)
Deferred revenue	(3,725,334)

Net cash provided by operating activities	24,094,503

Cash Flows From Investing Activities
Additions to property and equipment	(21,007,395)

Net cash used in investing activities	(21,007,395)

Cash Flows From Financing Activities
Payment of deferred financing fees	(38,000)
Proceeds, line of credit facility	28,898,911
Repayments, line of credit facility	(28,898,911)
Proceeds, payroll protection program loan	3,025,600
Repayments, payroll protection program loan	(3,028,503)
Proceeds, term loan	3,949,835
Repayments of related party and stockholder loans	(3,926,014)
Repayments of capital lease obligation	(4,176)

Net cash used in financing activities	(21,258)

Net change in cash and cash equivalents	3,065,850

Cash and Cash Equivalents, Beginning	4,177,475

Cash and Cash Equivalents, Ending	$7,243,325

Supplemental Disclosures of Cash Flows Information
Cash paid during the year for:	$275,216
Interest

Income taxes	$11,350,000

See notes to financial statements

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

1.Organization

Arcturus UAV, Inc. (the Company) was formed in January 2007 and subsequently incorporated in October 2018 in the state of California. The Company specializes in the design, development, production, support and operation of unmanned aerial vehicles (UAVs). The Company supplies UAVs and related services primarily to organizations within the U.S. Government. The Company’s remaining sales are to private industry and foreign governments. The Company is headquartered in California with services provided internationally.

In September 2018, all members and the sole manager of Arcturus UAV, LLC, converted the Company from a California limited liability company to a California general stock corporation effective October 1, 2018.

2.Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Nature of Services and Performance Obligations

The Company derives the majority of its revenues from firm fixed price and time and materials contracts with third parties. Revenue is recognized as the Company transfers promised goods or services to its customers in amounts that reflect the consideration to which the Company expects to be entitled to in exchange for those goods or services, which occurs as the Company satisfies its contractual obligations and transfers promised goods or services to its customers. A performance obligation is a distinct service or a bundle of goods or services promised in a contract. The Company identifies performance obligations at the inception of a contract and allocates the transaction price to individual performance obligations to accurately depict the Company’s performance in transferring of the goods or services to the customer. Revenue on firm fixed price contract components is recognized when the benefit of the good or service has been transferred to the customer. Revenue on cost plus fixed fee components are measured and recognized as work is performed in accordance with contract terms, provided the billable amounts are not contingent, are consistent with the services delivered and are earned. The Company bills for costs incurred, which includes some recovery on indirect costs based on provisional rates.

Costs for all service contracts are expensed as incurred. Anticipated contract losses are recognized in the period in which they become probable and can be reasonably estimated. There were no provisions for contract losses as of December 31, 2020.

The majority of the Company’s revenue is generated pursuant to written contractual arrangements to design, develop, manufacture and/or modify complex products, and to provide

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

related engineering, technical and other services according to customer specifications. These contracts may be fixed price, time and materials or cost-reimbursable.

Total revenue recognized at a point in time was approximately $24,755,000 for the year ended December 31, 2020. Total revenue recognized over time was approximately $72,162,000 for the year ended December 31, 2020.

Pre-Deployment Revenue

The Company is often engaged to establish a new unmanned aerial vehicle site using Company owned operating systems and equipment. The site is established in order to operate the associated UAVs within the contract. The pre-deployment phase consists of all activities necessary to bring a site "operational." The pre-deployment phase commences when the project is won at auction and concludes when the first flight occurs at a given site. The Company transfers control of the service to the customer and satisfies its performance obligation over the term of the contract, resulting in revenue recognition over time while related costs are expensed as incurred. The Company uses a method of revenue recognition which allocates revenue based on the percent of the performance obligation completed during the period using an output method based most closely on units delivered to the site.

Intelligence Surveillance and Reconnaissance Services Revenue

The Company earns revenue for the support and operations of UAVs based on fixed-price contracts that are based upon available monthly flight hours. Requested flight hours are at the discretion of the customer, but may not exceed the specified maximum monthly amount. The Company recognizes revenue ratably as services are rendered over time.

Payload Integration and Other Revenue

Revenues derived from product sales and customization of those products, that are not long-term contracts, are recognized upon shipment, delivery, or as service is provided. For these sales of unmanned aerial systems, control transfers upon completion of manufacturing, customer acceptance and transfer of the risk and rewards of ownership, which is typically when the goods have shipped or are delivered.

Some of the Company’s sales are made on time and materials contracts. For such sales, revenue is recognized at an agreed hourly bill rate for services provided while the nonlabor costs are billed at cost with an agreed mark up.

Certain sales are made on cost-reimbursable type contracts. Revenue and margin on these are recognized as costs are incurred on the contract, at an amount equal to the costs plus the estimated margin on those costs. The estimated profit on a cost-reimbursable contract is generally fixed or variable based on the contractual fee arrangement.

Bill-and-Hold Revenues

Certain customer arrangements consist of bill-and-hold characteristics under which transfer of control has been met (including the passing of title and significant risk and reward of ownership to the customers). Therefore, the customers can direct the use of the bill-and-hold inventory while the Company retains physical possession of the product until it is shipped to the customer site at a point in time in the future.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

Determination of Transaction Price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. The Company includes any fixed and variable charges within its contracts as part of the total transaction price. The Company’s contracts with the U.S. Government are subject to the Federal Acquisition Regulations (FAR) and the price is typically based on estimated or actual costs plus a reasonable profit margin. As a result of these regulations, the standalone selling price of products or services in our contracts with the U.S. Government are typically equal to the selling price stated in the contract.

Allocation of Transaction Price

The standalone selling prices are determined based on the prices at which the Company defines in the contract for the services to be performed or goods to be transferred. Significant judgment is not required to determine the standalone selling price of distinct performance obligations.

Contract Assets and Liabilities

Upon completion of the Company’s performance obligations, the Company has an unconditional right to consideration as outlined in its contracts with customers. Customer receivables are generally due within 30 to 90 days in accordance with the underlying payment terms. Customer receivables, which are included in accounts receivable in the balance sheets, approximated $13,424,000 as of December 31, 2020. Accounts receivable consists of trade receivables from the Company’s customers and is carried at original invoice amounts, less estimates made for allowances. Management makes allowances for doubtful accounts and other reserves against its accounts receivable by analyzing historical bad debts, customer concentrations, customer credit-worthiness, current economic trends, customer deals and changes in customer payment terms to determine the adequacy of the reserve. The Company considered all accounts receivable balances to be collectible at December 31, 2020. Accordingly, no allowance for doubtful accounts has been recorded.

Deferred revenue represents advance consideration received from customers for performance obligations that have not been satisfied. The Company will recognize revenue at a point in time or over time as the related performance obligation is satisfied.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash includes currency on hand and demand deposits with financial institutions. The Company maintains its cash in bank deposit accounts, which at times may exceed the federally insured limits. Interest bearing accounts and noninterest bearing accounts, held in an insured institution, are aggregated and are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk.

Inventories

Inventories consist of raw materials and finished goods and are valued at the lower of cost or net realizable value with cost being determined in the first-in, first-out basis. Inventories include materials and other allocable costs that are not yet assigned to a long-term contract. These costs are expected to be assigned and utilized within the current operating cycle. Costs associated with in-process production will be matched to revenue upon completion or recognition. Upon recognition, such costs will be reclassified to property and equipment at their carrying value. The Company continually evaluates the composition of its inventory and identifies obsolete and/or slow-moving inventories.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

Inventory items identified as obsolete and/or slow-moving are evaluated to determine if write-downs or reserves are required. The reserve for obsolete inventory approximated $1,277,000 at December 31, 2020.

Property and Equipment

Equipment and leasehold improvements are recorded at cost. Upon assignment to a long-term contract and reclassification criteria being met, field operations equipment is recorded at its carrying value for the support and operations of UAVs. Depreciation of equipment is computed on the straight-line basis over the useful lives of the related assets. Leasehold improvements are amortized on the straight-line basis over the shorter of the estimated useful lives of the improvements or the life of the lease.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. The difference between the net disposal proceeds, if any and the net carrying amount is recognized in the statement of operations.

Maintenance and repairs are charged to expense in the year incurred. Expenditures which significantly improve or extend the life of an asset are capitalized. Cost and accumulated depreciation of equipment retired or disposed of are removed from the respective accounts and the resulting gains (losses) are recorded to income.

Long-Lived Assets

The Company accounts for the impairment of long-lived assets in accordance with, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long- lived assets used in operations when indicators of impairment are present (triggering event) and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If impairment exists, the asset is written down to its estimated fair value. At December 31, 2020, the Company determined that there were no triggering events, and therefore, no impairment charges were required to be recorded.

Deferred Rent

The Company records rent expense on a straight-line basis over the terms of the underlying lease agreement. Deferred rent liability included within the balance sheets represent differences between actual rent payments and the straight-line rent recorded. As of December 31, 2020, the Company has a deferred rent liability of approximately $883,000.

Research and Development

The Company’s business involves a high technology element. Research and development (R&D) costs incurred by the Company are charged to expense as incurred and are included in the statements of operations. During the fiscal year ended December 31, 2020, the Company expended approximately $680,000 on Company-sponsored research and development activities conducted primarily by its engineering department to develop and improve the Company’s products. The Company intends to continue to conduct a significant portion of its future research and development activities internally.

Restricted Stock Unit Awards

The Company recognizes compensation expense for stock units awarded to key employees, primarily in the form of restricted stock units that are generally based upon the grant-date fair value over the appropriate vesting period.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

Income Taxes

As a U.S. domestic corporation, the Company is subject to U.S. federal and state income taxes. The Company recognizes certain income and expenses for financial statement purposes in different periods than for tax reporting purposes. Deferred income taxes are provided for these temporary differences, as described in Note 7. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the asset will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and the loss carryback potential in making the assessment of whether it is more likely than not that some portion, or all of the deferred tax asset will not be realized. As of December 31, 2020, management has determined that the entire deferred tax asset is realizable, and therefore, a valuation allowance was not provided.

In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. As of December 31, 2020, the Company does not have any unrecognized tax benefits. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company does not expect any material changes in its unrecognized tax benefits over the next 12 months.

The Company is subject to income tax at the federal and state level. With limited exception, the assessment period of U.S. Federal and state tax will remain open for three years following the filing of its tax returns.

Risks and Uncertainties

The Company is subject to certain business risks and uncertainties that could affect future operations and financial performance. Among others, these risks and uncertainties include the ability to generate sufficient revenues and cash flows from current products and services to sustain operations, significant competition from others with greater resources, dependence on key individuals, and some dependence on key suppliers that the Company actively attempts to mitigate. Substantially all of the Company’s revenues have been derived from contracts for which the U.S. federal government is the ultimate customer, which exposes the Company to certain risks. Federal government contractors must comply with applicable government procurement statutes and regulations and may be subject to potential contract termination, suspension and debarment from contracting with the government, or other remedies if they fail to comply with such regulations. Management believes the Company has complied with all applicable procurement statutes and regulations. Further, these contract revenues are subject to adjustment upon audit by various government agencies. Management does not expect the results of such audits to have a material effect on the Company’s financial position or results of future operations. Furthermore, changes in federal government budgetary priorities, domestic and international economic conditions and political circumstances, among other factors, could impact the status of the Company’s current contracts and the Company’s ability to win new or follow-on contract awards. In the event of unilateral early termination by the customer or expiration without renewal, the loss of one or more of the Company’s significant contracts could have a material and adverse impact on the Company’s future financial results.

Future Accounting Pronouncements

During February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. During 2018, the FASB also issued ASU No. 2018-01, Land Easement Practical Expedient, which permits an entity to elect an optional transition practical expedient to not evaluate land easements that existed or expired before the entity’s adoption of Topic 842 and that were not previously accounted for under ASC 840; ASU No. 2018-10, Codification Improvements to Topic 842, Leases, which addresses narrow aspects of the guidance originally issued in ASU No. 2016-02; ASU No. 2018-11, Targeted Improvements, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption and also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component; and ASU No. 2018-20, Narrow-Scope Improvements for Lessors, which addresses sales and other similar taxes collected from lessees, certain lessor costs, and the recognition of variable payments for contracts with lease and nonlease components. During 2019, the FASB issued ASU No. 2019-01, Leases (Topic 842): Codification Improvements, which deferred the effective date for certain entities and, during 2020, issued ASU No. 2020-05, Effective Dates for Certain Entities, which deferred the effective date of ASU No. 2016-02 for those entities that had not yet issued their financial statements at the time of ASU No. 2020-05’s issuance. Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its results of operations, financial position and cash flows.

During March 2020, the FASB issued ASU No. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU No. 2020-04 provides optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. Entities may elect the optional expedients and exceptions included in ASU No. 2020-04 as of March 12, 2020 and through December 31, 2022. The Company is currently assessing the effect that electing the optional expedients and exceptions included in ASU No. 2020-04 would have on its results of operation, financial position and cash flows.

3.Inventories

Inventories, net of reserves for obsolescence, consist of the following at December 31, 2020:

Raw materials	$6,238,908
Finished goods	9,239,806

Total inventories, net	$15,478,714

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

4.Property and Equipment

Property and equipment, at cost, consists of the following as of December 31, 2020:

	Estimated Useful Lives

Machinery, equipment and fixtures	3-10 years	$4,336,343
Field operations equipment	1-9 years	43,202,600
Computer equipment and software	3-5 years	784,293
Leasehold improvements	Shorter of useful live or remaining lease term	1,008,302

		49,331,538

Less accumulated depreciation		(20,282,647)

Total property and equipment, net		$29,048,891

Total depreciation expense for the year ended December 31, 2020 was approximately $11,874,000.

During the year ended December 31, 2020, the Company recorded a loss on disposal of fixed assets of approximately $3,232,000 as a result of UAVs no longer being operable due to events occurring during operations.

5.Related-Party Transactions

From time to time, the Company advances to/borrows from, and enters into transactions with related parties in the normal course of business. These related parties include commonly controlled entities and a shareholder and officer of the Company.

Due to Related Party

The Company had a promissory note (the First Note) with a commonly controlled entity, Arcturus International, LLC (Arcturus International), which was set to mature on January 1, 2028.

During August 2020, the Company repaid the outstanding principal and interest balance of approximately $650,000. Interest on the First Note was stated at 3.00 percent per annum. Interest expense incurred for the First Note approximated $12,000 for the year ended December 31, 2020.

Loan Payable, Stockholder

The Company had a promissory note (the Second Note) with a stockholder, which was set to mature on January 1, 2028.

During August 2020, the Company repaid the outstanding principal and interest balance of approximately $2,872,000. Interest on the Second Note was stated at 3.00 percent per annum. Interest expense incurred for the Second Note approximated $54,000 for the year ended December 31, 2020.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

Stockholders’ Notes

During the year ended December 31, 2019, the Company entered into loan agreements with its stockholders. In accordance with the terms of the agreement, the Company loaned funds to the stockholders at a stated interest rate of 3.0 percent per annum and are set to expire on dates ranging from April 10, 2024 to December 11, 2024, at which point the amounts of principal and interest outstanding will be due. As of December 31, 2020, the total amount due to the Company approximated $1,007,000 and is included within other assets in the balance sheet. Interest income accrued approximated $30,000 for the year ended December 31, 2020.

6.Debt

Revolving Line of Credit

On July 18, 2019, the Company entered into a Revolving Line of Credit (RLOC) with a financial institution. While the agreement was to terminate on July 18, 2022, the Company elected to terminate the agreement in August 2020 when it entered into a credit agreement with another financial institution.

The RLOC was collateralized by substantially all of the Company’s assets, and required the Company to comply with various financial and nonfinancial covenants and conditions. The amount available under the RLOC was a fixed percentage of eligible accounts receivable and inventory held for resale and was capped at a maximum of $15,000,000. Borrowings bore interest at a rate of the higher of 7.86 percent and LIBOR plus 5.25. Interest expense incurred for the RLOC approximated $155,000 for the year ended December 31, 2020.

Payroll Protection Program

In April 2020, the Company received approximately $3,025,000 in loan proceeds pursuant to the Paycheck Protection Program (PPP) administered by the U.S. Small Business Administration. The loan was set to bear interest at 1 percent per annum, mature in April 2022 and contain no collateral or guarantee requirements. On May 18, 2020, the Company returned the entire outstanding balance of approximately $3,028,000, inclusive of interest.

Credit Agreement

On August 20, 2020, the Company entered into a credit agreement (the Credit Agreement) with a financial institution. Borrowings under the Credit Agreement allow for a revolving credit facility
(the Credit Facility) with borrowings not to exceed at any one time outstanding $10,000,000. The Credit Agreement also allows for the Company to request term loans (the Term Loan) from the financial institution, in an aggregate principal amount for all such term loans not to exceed $14,000,000.

The Credit Facility terminates on August 20, 2022 and is collateralized by substantially all of the Company’s assets, and requires the Company to comply with various financial and nonfinancial covenants and conditions. Borrowings bear interest at the rate per annum equal to, as of any day, the greater of (i) 4.00 percent per annum and (ii) the Prime Rate on such day. As of December 31, 2020, the stated interest rate was approximately 4.00 percent. As of December 31, 2020, the Company had $0 outstanding against the Credit Facility. Deferred loan costs attributable to the Credit Facility had an unamortized balance of approximately $7,000 as of December 31, 2020, and interest expense related to the amortization of deferred loan costs of approximately $3,000 for the year ended December 31, 2020.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

As part of the Credit Agreement, the Company obtained a term loan of approximately $3,950,000. The Term Loan requires sixty consecutive equal monthly payments beginning August 2021 and terminates on August 20, 2026. The Term Loan is collateralized by substantially all of the Company’s assets, and requires the Company to comply with various financial and nonfinancial covenants and conditions. Borrowings bear interest at a rate of 4.00 percent per annum. As of December 31, 2020, the Company had approximately $3,950,000 outstanding related to the Term Loan. Interest expense incurred for the Term Loan approximated $58,000. Deferred loan costs attributable to the Term Loan had an unamortized balance of approximately $26,000 as of December 31, 2020, and interest expense related to the amortization of deferred loan costs of approximately $2,000 for the year ended December 31, 2020.

Annual maturities of the Term Loan are as follows for the year ending December 31:

Years ending December 31:
2021	$329,153
2022	789,967
2023	789,967
2024	789,967
2025	789,967
Thereafter	460,814

3,949,835

Less unamortized deferred financing costs	(26,133)

Total	$3,923,702

The Company paid off the outstanding balance of the Term Loan in full during February 2021. Refer to Note 12 for additional information.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

7.Income Taxes

The provision for income taxes consists of the following at December 31, 2020:

Current:
Federal	$2,795,031
States and local	1,869,014

Total current	4,664,045

Deferred:
Federal	(2,049,450)
States	(1,195,657)

Total deferred	(3,245,107)

Total provision for income taxes	$1,418,938

The difference between the statutory and effective tax rate as of December 31, 2020 is the result of state taxes.

The components of the deferred tax assets and liabilities are as follows as of December 31, 2020:

Deferred tax assets:
Accrued expenses	$120,953
Deferred rent	246,451
Depreciation, state	1,721,946
Restricted stock units	4,392,566
Inventory reserve	356,373

Total deferred tax assets	6,838,289

Deferred tax liabilities:
Depreciation, federal	(7,952,703)
Amortization	(871)
Prepaid expenses	(173,178)

Total deferred tax liabilities	(8,126,752)

Net deferred tax liabilities	$(1,288,463)

8.Restricted Stock Units

The Company follows ASC Topic 718, "Compensation-Stock Compensation," which requires that all shared based payments to employees, including restricted stock unit (RSUs) awards, be recognized as compensation expense based on their fair values over the requisite service period. The Company recorded noncash compensation expense relating to stock-based compensation of approximately $15,741,000 for the year ending December 31, 2020.

The Company estimated the fair value of RSUs issued during December 2020 based on the fair value of the Company as determined by the acquisition more fully described in Note 12. The accuracy of these assumptions is critical to the estimate of fair value of these equity instruments. The weighted-average fair value per share of RSUs granted during 2020 was $3,120.89.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

A summary of the Company’s employee RSU activity and related information is as follows for the year ended December 31, 2020:

2020
Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding, beginning of year	-	$-	-

Outstanding, end of year	10,000	$3,120.89	9.95

Exercisable, end of year	5,000	$3,120.89	9.95

All outstanding RSUs are required to be settled in cash unless otherwise determined by the Company’s board of directors in the event of a change in control, which would allow the RSUs to be settled in the form of shares of stock, cash, or a combination thereof. Based on the requirement to be settled in cash, the RSUs have been recorded as a liability in accordance with ASC 718.

As of December 31, 2020, there was approximately $15,468,000 of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted. All such amounts were settled in full upon closing of the acquisition more fully described in Note 12.

9.Commitments and Contingencies

Leases

The Company leases two office spaces in Rohnert Park, California under noncancelable operating leases. In May 2019, the Company extended the expiration date of one of these leases to May 31, 2022. In February 2020, the Company extended the expiration date of the other lease to April 30, 2023.

In November 2018, the Company entered into two leases agreement for new office spaces in Petaluma, California. The leases commenced in March 2019. In October 2019, the Company extended the expiration date of one of the leases to January 31, 2030. In May 2020, the Company extended the expiration date of this lease to May 21, 2030. In October 2019, the Company extended the expiration date of the other lease to December 31, 2029.

In May 2019, the Company entered into a lease agreement for new space in Sonoma County, California. The lease commenced in June 2019 and expires May 31, 2021.

The Company’s commitments under long-term operating leases consist principally of obligations arising from its lease for office space expiring at various dates through May 21, 2030. The total rent and rental expense charged to operations under these leases for the year ended December 31, 2020 amounted to approximately $2,630,000.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

Future minimum lease payments under all leases with noncancelable lease terms in excess of one year are as follows:

Years ending December 31:
2021	$1,741,000
2022	1,626,000
2023	1,492,000
2024	1,491,000
2025	1,544,000
Thereafter	7,068,000

Total	$14,962,000

Litigation

At December 31, 2020, the Company is not aware of any claims or potential claims that could have a material effect on the result of operations or the financial condition of the Company.

10.Business and Credit Concentrations

Major Customers

At December 31, 2020, included in accounts receivables there was approximately $12,550,000 due from one governmental customer. For the year ended December 31, 2020, approximately 75 percent of revenues were derived from this customer. For the year ended December 31, 2020, approximately 11 percent of revenues were derived from another governmental customer. U.S. government agencies comprise a substantial amount of the Company’s accounts receivable and revenue.

Major Vendors

For the year ended December 31, 2020, there were concentration of purchases to two vendors, which approximated 16 percent and 11 percent. Amounts due to each of the vendors approximated 56 percent of accounts payable as of December 31, 2020. Amounts due to another vendor approximated 19 percent of accounts payable as of December 31, 2020.

11.Employee Benefit Plans

The Company has a defined contribution retirement plan (the Plan) for eligible employees under Section 401(k) of the Internal Revenue Code. The Plan covers eligible employees who are at least 21 years of age and have completed six months of employment. Employees may contribute up to 100 percent of their eligible earnings. The Company may elect to make a discretionary matching contributions to the Plan at amounts determined by the Company. The Company may also elect to make nonelective contributions to the Plan which would be allocated in the proportion that each participant’s compensation bears to the aggregate compensation of all eligible participants in a Plan year. For the year ended December 31, 2020, the Company made a discretionary matching contribution to the Plan of approximately $197,000.

12.Subsequent Events

The Company has evaluated all subsequent events from the date of the balance sheets through March 31, 2021, which represents the date these financial statements are available to be issued, and other than the below, determined no additional items to be disclosed.

Arcturus UAV, Inc.

Notes to Financial Statements

December 31, 2020

In January 2021, the stockholders of the Company entered into a stock purchase agreement (the Purchase Agreement) with AeroVironment, Inc. (AeroVironment) to sell 100 percent of the outstanding equity interest of the Company. The closing of the acquisition was completed in February 2021. Pursuant to the Purchase Agreement, at the closing of the Acquisition, AeroVironment paid approximately $405,000,000 (subject to certain customary adjustments and escrow arrangements set forth in the Purchase Agreement) to purchase the Company. Upon closing, the Company became a wholly-owned subsidiary of AeroVironment, Inc. Concurrent with the sale, the Company repaid the outstanding balance of the Term Loan more fully described in Note 6.

In connection with the acquisition described above, AeroVironment, as borrower, and the Company, as guarantor, entered into a credit agreement with certain lenders. The credit agreement and its associated Security and Pledge Agreement set forth the terms and conditions for (i) a five-year $100 million revolving credit facility, which includes a $10 million sublimit for the issuance of standby and commercial letters of credit, and (ii) a five-year amortized $200 million term A loan (Term Loan Facility). Upon execution of the credit agreement, AeroVironment drew the full principal of the Term Loan Facility for use in the acquisition of the Company. The Term Loan Facility requires payment of 5 percent of the outstanding obligations in each of the first four loan years, with the remaining 80.0 percent payable in loan year 5, consisting of three quarterly payments of 1.25 percent each, with the remaining outstanding principal amount of the Term Loan Facility due and payable on the final maturity date.

13.Additional Disclosure in Preparation for an SEC Filing

Due to the acquisition described in Note 12, the Company was required to comply with certain form and content requirements of Securities Exchange Commission (SEC) Regulation S-X. As a result, the following financial statements differ from those included within the report issued March 31, 2021 in the following ways:

●	Presentation within the statement of operations now separately discloses “Product” and “Service” revenues, expenses, and gross profits.